DEAN HELLER
          Secretary of state
[NEVADA   204 North Carson Street, Suite 1               EXHIBIT 3.I-2
 STATE    Carson City, Nevada 89701-4299                         -----
 SEAL]    (775) 684 5708                                FILED# C-173-85
          Website: secretaryofstate.biz                        --------
                                                          NOV 15 2004
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     CERTIFICATE OF CORRECTION                          IN THE OFFICE OF
   (PURSUANT TO NRS 78,78A, 80, 81,                      /s/ Dean Heller
  82, 84, 86, 87, 58, 88A, 89 AND 92A)           DEAN HELLER, SECRETARY OF STATE
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Important: Read attached instructions         ABOVE SPACE IS FOR OFFICE USE ONLY
       before completing form.

                            CERTIFICATE OF CORRECTION
                            -------------------------
      (PURSUANT TO NRS 78, 78A, 80, 81,82, 84,86, 87, 88, 88A, 89 AND 92A)
1. The name of the ENTITY for which correction is being made:
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Bluegate Corporation
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2. Description of the original document for which correction is being made:
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Certificate of Amendment
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3. Filing date of the original document for                ---------------------
   which correction is being made:                          November 2,2004
                                                           ---------------------
4. Description of the inaccuracy or defect.
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Certificates of Amendments incorrectly stated: "The total number of shares which the Corporation is authorized to issue is 60,000,000. The number of Common shares authorized is 50,000,000 and the par value of each share is $.001 per share. The number of preferred shares authorized is 10,000,000 and par value of each share is $.001 per share."



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5. Correction of the inaccuracy or defect.
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The total number of shares which the Corporation is authorized to issue is
95,000,000. The number of Common shares authorized is 85,000,000 and the par value of each share is $.001 per share. The number of preferred shares authorized is 10,000,000 and par value of each share is $.001 per share."



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6. Signature:
                             ------------------------     ----------------------
/s/ Manfred Sternberg        CEO                          11/5/4
--------------------------   ------------------------     ----------------------
AUTHORIZED SIGNATURE          TITLE *                     DATE

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by                       Nevada Secretary of State
appropriate fees.                                             AM Correction 2003
See attached fee schedule.                                  Revised on: 10/24/03


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